Exhibit 10.31

FIFTH AMENDMENT TO THE

BENEFIT RESTORATION PENSION PLAN OF AVON PRODUCTS, INC.

          THIS FIFTH AMENDMENT is made to the Benefit Restoration Pension Plan of Avon Products, Inc. by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

          The Company maintains the Benefit Restoration Pension Plan of Avon Products, Inc. (the “Plan”) which was last amended and restated as of January 26, 2005. The Company now desires to amend the Plan to no longer permit participants to defer Plan benefits to the Avon Products, Inc. Deferred Compensation Plan and to expand the distribution options to include an annual installment option of up to 15 years.

AMENDMENT

          NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1.      Effective as of January 1, 2006, by deleting Section 3.2(a)(5) and replacing it with a new Section 3.2(a)(5) and by adding Section 3.2(a)(6) as follows:

     “(5)      A partial lump sum and either a partial annuity described in either Paragraph (2) or (3) above or a partial installment payment described in Paragraph (4), in such ten percent (10%) increments of a Member’s benefit as directed by the Member; or

     (6)      In annual installments for up to 15 years.”

2.      Effective as of January 1 2005, by adding a new second sentence to the end of Section 3.5. as follows

“Notwithstanding any language to the contrary in this section, effective as of January 1, 2006, a Participant who accrue benefits under this Plan on or after January 1, 2006 is no longer permitted to elect to have the lump sum Equivalent Actuarial Value of his or her Supplemental Benefit credited to the Member’s account under the Avon Products, Inc. Deferred Compensation Plan.”

          Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fifth Amendment.

     IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

/s/ Andrea Jung

Date:	December 1, 2005	By:	Andrea Jung
		Title:	Chairman and CEO